     As filed with the Securities and Exchange Commission on April 20, 2000

                                                       Registration No. 33-56387
                                                                       ---------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                          ----------------------------

                          FIRST UNITED BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)


           Arkansas                                              71-0538646
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                           MAIN AND WASHINGTON STREETS
                            EL DORADO, ARKANSAS 71730
                                 (870) 863-3181
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                       -----------------------------------

                       FIRST UNITED BANCSHARES, INC. 1994
                            EQUITY PARTICIPATION PLAN
                            (Full Title of the Plan)

                   ------------------------------------------

John G. Copeland                          Copies of Communications to:
Senior Vice President, Secretary          Stan D. Smith, Esquire
   and Chief Financial Officer            Mitchell, Williams, Selig, Gates
Main and Washington Streets                 & Woodyard, P.L.L.C.
El Dorado, Arkansas  71730                425 West Capitol Ave., Suite 1800
(870) 863-3181                            Little Rock, Arkansas 72201
(Name, address, including zip code,       (501) 688-8800
and telephone number, including area
code, of agent for service)

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  EXPLANATORY NOTE

     On November 9, 1994, First United Bancshares, Inc. (the "Company") filed a registration statement (File No. 33-56387) to register 100,000 shares of the Common Stock of the Company which had been approved for issuance under the First United Bancshares, Inc. 1994 Equity Participation Plan ("1994 Plan"). The Company adopted a new plan, the First United Bancshares, Inc. 1999 Employees' Long-Term Incentive Plan (the "1999 Plan") which replaced the 1994 Plan, except that outstanding grants and awards made under the 1994 Plan remain in effect until exercised or expired in accordance with their terms.

     The Company had a three-for-two stock split in 1996 and a two-for-one stock split in 1998, and, as a result, the total number of shares registered under the 1994 Plan is 300,000. Upon adoption of the 1999 Plan, there were 988 shares that were not subject to any outstanding grants or awards under the 1994 Plan.

     Accordingly, this Post-Effective amendment is being filed to deregister 988 shares previously registered for the 1994 Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.  EXHIBITS

         Exhibit No.      Description of Exhibit

             24           Power of Attorney (included as part of Signature Page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Dorado, State of Arkansas, on April 16, 2000.

                                 FIRST UNITED BANCSHARES, INC.


                                 /s/ James V. Kelley
                                 -----------------------------------------------
                                 James V. Kelley
                                 Chairman, President and Chief Executive Officer


                                 /s/ John G. Copeland
                                 -----------------------------------------------
                                 John G. Copeland
                                 Senior Vice President, Secretary and
                                 Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a Director or Officer, or both, of First United Bancshares, Inc. (the "Company"), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints James V. Kelley and John G. Copeland, attorney_in_fact and agents for me and in my name and on my behalf, individually and as a Director or Officer, or both, of the Company, to sign a Registration Statement on Form S-8 and any amendments (including post effective amendments) and supplements thereto, of the Company to be filed with the Securities and Exchange Commission pursuant to any applicable Rule under the Securities Act of 1933, as amended (the "Act") with respect to the continuous issuance of the Company's Common Stock pursuant to the Company's Equity Participation Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 2000.

       SIGNATURE                           TITLE                                   DATE
       ---------                           -----                                   ----


/s/ JAMES V. KELLEY          Chairman of the Board, President, Chief          April 16, 2000
---------------------------  Executive Officer
James V. Kelley


/s/ JOHN G. COPELAND         Senior Vice President and Chief                  April 16, 2000
---------------------------  Financial Officer
John G. Copeland



/s/ E. LARRY BURROW                       Director                            April 16, 2000
---------------------------
E. Larry Burrow


                                          Director                            April 16, 2000
---------------------------
Claiborne P. Deming

/s/ AL GRAVES, JR.                        Director                            April 16, 2000
---------------------------
Al Graves, Jr.


                                          Director                            April 16, 2000
---------------------------
Tommy Hillman


/s/ ROY E. LEDBETTER                      Director                            April 16, 2000
---------------------------
Roy E. Ledbetter


/s/ MICHAEL F. MAHONY                     Director                            April 16, 2000
---------------------------
Michael F. Mahony


/s/ RICHARD H. MASON                      Director                            April 16, 2000
---------------------------
Richard H. Mason


/s/ JACK W. MCNUTT                        Director                            April 16, 2000
---------------------------
Jack W. McNutt


/s/ GEORGE MIDDLEBROOK, III               Director                            April 16, 2000
---------------------------
George Middlebrook, III


/s/ R. MADISON MURPHY                     Director                            April 16, 2000
---------------------------
R. Madison Murphy


/s/ ROBERT C. NOLAN                       Director                            April 16, 2000
---------------------------
Robert C. Nolan


/s/ CAL PARTEE, JR.                       Director                            April 16, 2000
---------------------------
Cal Partee, Jr.


                                          Director                            April 16, 2000
---------------------------
Carolyn Tennyson



/s/ JOHN D. TRIMBLE, JR.                  Director                            April 16, 2000
---------------------------
John D. Trimble, Jr.